 BusinessWay to Acquire Inter-Canadian Business Services Ltd (ICBS)

MONTREAL, Sept. 27 /PRNewswire-FirstCall/ - BusinessWay International
Corporation ("BusinessWay" BITL-OTCBB) announces that all parties have signed a formal agreement subject to regulatory filings and various approvals for the acquisition by BusinessWay of all the issued and outstanding shares of Inter
Canadian Business Services Ltd. (ICBS) including ICBS's wholly owned subsidiary. Upon completion of all the necessary regulatory filings and receipt of regulatory, shareholders, Board of Director and all other necessary approvals BusinessWay will appoint a new Board of Directors and will seek to change the name of the company to ICBS INTERNATIONAL CORPORATION.

ICBS is a financial and management-consulting firm located in Westmount,
Quebec with offices in New York City's financial district. ICBS will continue to pursue International Business development catering to the International
Business Markets.

More information on ICBS ma be obtained from ICBS's website at
http://www.icbs.ca

Detail of the Acquisition will be forthcoming.

On behalf of the Board of Directors

Fabrice Zambito,
Chairman of the Board

NB. This news release includes statements that constitute forward-looking statements. Please be aware that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of any number of factors, including the risk factors contained in the Company's disclosure documents.

Ticker is OTCBB: BITL. For additional information visit the Company's
Website at: http://www.businessway.com

No securities authority has reviewed or approved the contents of this news release.